FILE

# COMMERCIAL LEASE

By this indenture of lease, dated January 28, 2003, M & M Management herein called Lessor, leases to RxHoldings herein called Lessee, the following described premises: 1404 N. Main Street, Suite #200, Meridian, Idaho comprising of an area of 3110 square feet which includes the common areas, for use as offices for a term of Five(5)* years commencing on approximately March 15, 2003 and expiring on approximately March 14, 2008*, at a term rental rate of $ 261,644.30. Payable in monthly installments for Year one (1) of $4,128.53 in advance on the first day of each month commencing with the first month of the term, to Landlord at 800 W. Bannock, Boise, Idaho, 83702 all on the following terms:

Year 1 - $15.93 per square foot or $4,128.53 per month 2003
Year 2 - $16.30 per square foot or $4,224.42 per month 2004
Year 3 - $16.80 per square foot or $4,354.00 per month 2005
Year 4 - $17.30 per square foot or $4,483.58 per month 2006
Year 5 - $17.80 per square foot or $4,613.17 per month 2007

* Lessee, at its option, may cancel this Lease after Three (3) years with Ninety (90) days written notice to Lessor. Lessee understands that it will forfeit its Security Deposit with such Lease cancellation.

**Utilities and Services:**

1. The Lessor shall at his own cost and expense furnish Lessee the following services and utilities: (a) Adequate heating and cooling and ventilation; (b) Electricity as required; (c) Replacement of bulbs and fluorescent tubes; (d) Water for ordinary office purposes; (e) Clearing of ice and snow from sidewalks, driveways and parking areas; (f) Replacement of broken glass, except when caused by negligence of Lessee; (g) Janitor and cleaning services in common areas only; (h) Window washing; (I) Separate restrooms for men and women.

**Security Deposit:**

2. The security deposit deposited by Lessee with Lessor shall be held by Lessor as security for the faithful performance by Lessee of all the terms, covenants and conditions of this lease to be kept and performed by Lessee during the term hereof. If Lessee defaults with respect to any provision of this lease, Lessor may apply or retain all or any part of this security deposit for the payment of any rent or any other sum in default or for the payment of any amount which Lessor may spend or become obligated to spend by reason of Lessee's default, or to compensate for any other loss or damage which Lessor may suffer by reason of Lessee's default. Lessee shall increase its Security Deposit from $900 to $4225.00 at Lease execution.

**Late Charge:**

3. If any monthly rent, additional rent or any other sum, due from Lessee shall not be received by Lessor within fifteen (15) days after said amount is due, Lessee shall pay to Lessor a late charge equal to Ten (10%) Percent of such overdue amount.

**Quiet Possession:**

4. So long as Lessee performs its obligations, Lessor covenants to Lessee its quiet and peaceful possession of the leased space and the right to use the same free of interference from noise, noxious or unpleasant fumes or odors or other disturbance from other tenants in the same building.

**Lessee's Obligations:**

5. Lessee agrees as follows: (a) To pay rent as due and to deliver possession of the premises to Lessor upon termination of this lease in the same condition as received, outside of ordinary wear and tear, the elements or

# COMMERCIAL LEASE

other casualty excepted; (b) To use the premises in a quiet and orderly fashion without disturbance to other tenants in the building and not to suffer or permit any violations of laws or ordinances therein; (c) Not to assign or sublet without prior consent of Lessor, which Lessor agrees will not be reasonably withheld.

**Default Remedies:**

6. Events of Default: The occurrence of any of the following events shall constitute an event of default on the part of Lessee; (a) Vacation or abandonment of the leased premises; (b) Failure to pay any installment of the monthly rent or other monies due and payable hereunder, said failure continuing for the period of three (3) days after written notice of such default; (c) Default in performance of any Lessee's convenants, agreements or obligations hereunder; (d) A general assignment by Lessee for the benefit of creditors; (e) The filing of a voluntary petition in bankruptcy by Lessee, the filing of a voluntary petition for an arrangement, the filing of a petition, voluntary or involuntary, for reorganization, or the filing of any involuntary petition by Lessee's creditors, said involuntary petition remaining undischarged for a period of sixty (60) days; (f) Receivership, attachment or other judicial seizure of substantially all of Lessee's assets or the leased premises, such attachment or other seizure remaining undismissed or undischarged for a period of sixty (60) days after the levy thereof.

Remedies: In the event of such default or breach by Lessee, Lessor may at any time thereafter with or without notice or demand and without limiting Lessor in the exercise of a right or remedy which Lessor may have by reason of such default or breach: Terminate Lessee's right to possession of the leased premises by any lawful means, in which case this lease shall terminate and Lessee shall immediately surrender possession of the leased premises to Lessor. In such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default including, but not limited to, the cost of recovering possession of the leased premises, expenses of reletting, including necessary renovation and alteration of the leased premises, reasonable attorney's fees, any real estate commission actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided; that portion of the leasing commission paid by Lessor and applicable to the unexpired term of this lease.

**Untentability:**

7. If the premises or any building of which the premises is a part or any portion thereof, are made untenantable by fire, the elements or other casualty, rent for the entire premises or affected portion thereof shall abate from the date of such casualty to restoration of tenantability. Lessor shall restore the same with all reasonable speed, and if Lessor does not restore the premises or the affection portion to tenantability within ninety (90) days thereafter, Lessee may then terminate the lease, retroactive to the date of casualty. If the premises are more than fifty (50%) percent destroyed by such casualty, either Lessor or Lessee may terminate this lease, retroactive to such date, by written notice delivered within thirty (30) days thereafter; failing such notice, Lessor shall restore the premises to tenantability within ninety (90) days of such casualty and rent shall abate from date of casualty.

**Use of Premises:**

8. Lessee shall use the leased premises solely for a general office and consistent with any recorded declaration of covenants and restrictions and only for lawful office purposes.

**Inspection:**

9. Lessor has the right to enter the premises for reasonable inspections and to show the same to prospective tenants during the last sixty (60) days of the term.

# COMMERCIAL LEASE

**Liability:**

10. Unless caused by the negligence or willful act or failure to act of Lessor or its agents or employees, Lessee waives all claims against Lessor for damages to the property of Lessee, resulting from the building's equipment being out of repair, or injury to person or property occurring in the building, outside the leased premises or on the lot, or from act or neglect of any other tenant or occupant or any accident or theft in or about the building. The obligations of Lessor under this lease do not constitute personal obligations of the individual parties, directors, offices, or shareholders of Lessor, or its successors or assigns, and Lessee shall look solely to the real estate that is the subject of this lease and to no other assets of the Lessor, or its successors or assigns, for satisfaction of any liability in respect of this lease and will not seek recourse against the individual parties, directors, officers, shareholders of Lessor, or its successors or assigns, or any of their personal assets for satisfaction.

**Maintenance and Repair:**

11. Subject only to the Lessee's liability to repair damage caused by the negligence of its agents, employees or occupants, Lessor shall at its expense maintain and keep in repair the building and leased premises including both exterior, interior, parking lots, driveways and all structural parts, fixtures, wiring, plumbing, heating, water pipes, plastering and flooring therein, except only those installations, if any, provided by Lessee. Without limiting the foregoing, Lessor agrees to keep heating plant, electrical and water connections and facilities and air conditioning and available for continuous use.

**Signs:**

12. Lessee shall not, without prior written consent of Lessor: (a) Paint or place any signs on the leased premises or anywhere on or in the building or the lot or; (b) Place any curtains, blinds, shades, awnings, aerials or flagpoles, or the like, in the leased premises or anywhere on or in the building or the lot visible from outside the leased premises. Lessor reserves the right to disapprove of signs, curtains, blinds, shades, and awnings on wholly aesthetic grounds. Lessee shall pay the expenses involved in the erection of any sign. Lobby directory signage shall be at Lessor cost.

**Parking Facilities:**

13. Lessee, its employees, customers and visitors shall have the right to use such parking facilities as may adjoin or be available to the building. Tenant shall park behind building leaving front lot for customers.

**Office Equipment and Lessee's Improvements:**

14. Lessee may install and use business machines as necessary to conduct its business, including by not limited to, addressograph machines and photochemical equipment. Upon termination Lessee may at its option remove office equipment, business machines, trade fixtures and signs, if installed by Lessee, provided that it restores the premises to their original condition, ordinary wear and tear excepted, and repair damage caused by such removal.

**Holding Over:**

15. If Lessee shall remain in the demised premises after the expiration of this lease without having executed an extension of this lease or a new written lease, then Lessor shall have the option to treat Lessee either (a) As one not lawfully entitled to possession of the premises and shall thereupon be entitled to take all lawful action for Lessee's immediate removal therefrom, or (b) As a tenant for the next ensuing calendar month and for each separate ensuing calendar month thereafter, in which case tenant may be terminated by either Lessor or Lessee as of the end of any calendar month upon thirty days prior written notice and Lessee shall pay to Landlord an amount equal to an additional fifty (50%) percent of the sum of the minimum monthly lease amount. No such holding over shall give rise, whether by operation of law or otherwise to any other term or tenancy than that set forth in this paragraph.

# COMMERCIAL LEASE

**Office Building Agreements:**

16. Lessee and Lessor agree as follows: (a) Lessee, its employees and visitors shall have use of all lobbies, halls, stairways, washrooms and other public spaces in common with other tenants; (b) Lessor, shall provide to Lessee such other services not designated in this lease, as Lessor customarily provides to other tenants in the building; (c) Lessee agrees to obey all such reasonable rules as do not conflict with this lease and as Lessor may establish uniformly throughout the building, provided that Lessee is notified of same.

**Condemnations:**

17. If any portion of the premises or any portion of the building of which the premises is a part or the access thereto is condemned and if, the remainder is inadequate, then Lessor or Lessee shall have the option (to be exercised within ninety (90) days following written notice of the area to be condemned) to cancel this lease as of the effective date of condemnation. If any characteristics of the premises are made less desirable by condemnation and Lessee elects not to cancel, then there shall be an equitable adjustment of rent to reflect such fact for the balance of the term.

**Taxes:**

18. Lessee shall pay, or cause to be paid, before delinquency, any and all taxes or assessed and which become payable during the term hereof upon all Lessee's equipment, furniture, fixtures and personal property located in the leased premises, except that which has been paid for by Lessor. In the event any or all of the Lessee's leasehold improvements, equipment, furniture, fixtures and personal property shall be assessed and taxed with the building, Lessee shall pay to Lessor its share of such taxes within ten (10) days after delivery to Lessee by Lessor of a statement in writing setting forth the amount of such taxes applicable to Lessee's property.

**Tax and Utility Increases:**

19. In the event there is any increase in the City, County or State real estate taxes over and above the amount of such taxes assessed for the 2004 tax year, hereinafter called the "Base Tax Year", whether because of increased rate or valuation, Lessee shall pay to Lessor upon presentation of tax bills, an amount equal to Lessee's pro-rata portion of the increase in taxes upon the land and building in which the leased premises are situated. In the event that such taxes are assessed for a tax year extending beyond the term of the lease, the obligation of Lessee shall be proportionate to the portion of the lease term included in such year. Utility increases shall be passed through to Lessee on a pro-rata basis. Lessor shall provide a complete annual accounting to Lessee.

**Attorney's Fees:**

20. In the event of any action or proceeding brought by either party against the other under this lease, the prevailing party shall be entitled to recover all costs and expenses including the fees of its attorneys in such action or proceeding in such amount as the court may adjudge reasonable as attorney's fees.

**Sale of Building by Lessor:**

21. In the event of any sale of the building, Lessor shall be and is hereby entirely freed and relieved of all liability under any and all covenants and obligations contained in or derived from this lease arising out of any act, occurrence or omission occurring after the consummation of such sale; and the purchaser, at such sale or any subsequent sale of the building shall be deemed, without any further agreement between the parties of their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of the Lessor under this lease.

# COMMERCIAL LEASE

**Disclaimer:**

22. The obligations under this lease are the obligations of the Lessee personally and not that of any company with which Lessee may be affiliated. Lessor agrees that this agreement is solely between itself and the Lessee personally and Lessor hereby waives any claims, rights of action or liabilities whatsoever against any companies with which Lessee may be affiliated which may arise out of this lease.

**First Right of Refusal:**

23. Lessee shall be granted First Right of Refusal for larger space within the Meridian Office Complex. Terms and conditions shall be negotiated not later than One Hundred Eighty Days (180) prior to Lessee's desired occupancy date to allow time for construction of the new Lease facility.

**Miscellaneous:**

24. Lessor shall build out Suite 200 per floor plan approved by Lessor and Lessee.

IN WITNESS WHEREOF, the parties have caused this lease to be executed on the date first written above, hereby binding their respective successors, assigns, heirs, executors and administrators.

LESSOR:

By: [signature] 2-6-03
Milt Erhart Date

LESSEE:

By: [signature] 02/06/03
Lessee: Date

## ADDENDEUM TO COMMERCIAL LEASE

RX Holdings and M & M Management agree to include in the Lease signed February 26, 2003 suite 110 at 1404 N. Main, Meridian. The lease rate from January 1, 2007 thru April 15, 2007 will be $1330.66 and from April 15, 2007 thru April 14, 2008 $1369.12 per month. All other provisions of the lease remain the same.

M & M Management

12/9/06

Lessor: Date:

RX Holdings

12/8/06

Lessee: Date:

Leave sink/cabinet

## ADDENDUM TO COMMERCIAL LEASE

RX ELITE HOLDINGS, INC

~~RX Holdings~~ and M&M Management agree to include in the Lease signed February 26, 2003 and the addendum signed December 12, 2006 suite #100 at 1404 N. Main, Meridian, Idaho 83642 commencing June 1, 2007 and ending April 14, 2008, at an monthly rate of $3220.00. ~~RX Holdings~~ RX ELITE HOLDINGS, INC will have the right to extend the lease on a monthly basis up to four additional months by giving M & M Management notice 90 days in advance. ~~RX Holdings~~ RX ELITE HOLDINGS, INC will also have the option of extending the leases on all or part of its leased suites thru April 14, 2009. M & M Management reserves the right to put in place a CPI three (3) percent rent increase for those four months or the extended period thru April 14, 2009. All other provisions of the lease remain the same.

| M & M Management | | RX ELITE HOLDINGS, INC<br>~~RX Holdings~~ | |
|---|---|---|---|
| [signature] | 5/1/07 | [signature] | 5/1/07 |
| Lessor: | Date: | Lessee: | Date: |